FOR IMMEDIATE RELEASE Orion Properties Inc. Provides 2025 Year-to-Date Highlights and Sets First Quarter 2025 Earnings Release and Webcast Dates - Completed 425,000 Square Feet of Leasing - - Sold Three Vacant Properties for $19.1 Million – - Maintains Strong Liquidity - - Sets Date and Time for First Quarter Release and Webcast - Phoenix, AZ, April 10, 2025 – Orion Properties Inc. (NYSE: ONL) (“Orion” or the “Company”), a fully-integrated real estate investment trust (“REIT”) which owns a diversified portfolio of single-tenant net lease office properties including designated use assets located across the United States, announced today highlights for 2025 through April 10, 2025. The Company also announced that it will release its results for the first quarter of 2025 after market close on Wednesday, May 7, 2025. • Leasing: The Company has leased approximately 425,000 square feet in a combination of new and renewal leases, with a weighted average lease term of approximately 7.7 years. Included in this total is a new 15.7-year lease for 46,000 square feet at the Company’s Parsippany, New Jersey property, bringing the formerly vacant property to more than 60% leased to two tenants. Additionally, the Company entered into a new 10.0-year lease for 160,000 square feet at its currently vacant property in Buffalo, New York with Ingram Micro Inc., who will be relocating from Orion’s Amherst, New York property. • Property Sales: The Company has closed on the sale of three vacant properties totaling 287,000 square feet for a gross sales price of $19.1 million, or $66 per square foot. Two additional properties, representing 211,000 square feet, are under contract for $27.3 million, or $129 per square foot, and are scheduled to close later in 2025. The Company continues to actively evaluate and market select properties for sale and expects to secure additional dispositions throughout the remainder of the year. • Liquidity: The Company’s liquidity remains strong at approximately $243.9 million represented by cash on hand and the available balance on the revolver as of April 10, 2025. "We have successfully started 2025 with robust leasing momentum that builds upon the 1.1 million square feet of leasing activity we executed on in the prior year, in addition to $46.4 million in vacant or near vacant property asset sales that have closed or will close during the year,” stated Paul McDowell, Orion’s Chief Executive Officer. “Furthermore, we continue to see strong interest in both additional leasing and disposition pipeline opportunities while continuing to maintain strong liquidity in these uncertain times. We remain focused on executing our strategic initiative to shift our portfolio composition toward more dedicated use assets such as flex, laboratory, medical and governmental properties.” Webcast and Conference Call Information Orion will host a webcast and conference call to review its results at 10:00 a.m. ET on Thursday, Ma y 8, 2025. The webcast and call will be hosted by Paul McDowell, Chief Executive Officer and President, and Gavin Brandon, Chief Financial Officer, Executive Vice President and Treasurer. To participate, the webcast can be accessed live by visiting the “Investors” section of Orion’s website at onlreit.com/investors. To join the conference call, callers from the United

2 States and Canada should dial 1-844-539-3703, and international callers should dial 1-412-652-1273, ten minutes prior to the scheduled call time. Replay Information A replay of the webcast may be accessed by visiting the “Investors” section of Orion’s website at onlreit.com/investors. The conference call replay will be available after 1:00 p.m. ET on Thursday, May 8, 2025 through 11:59 p.m. ET on Thursday, May 22, 2025. To access the replay, callers may dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and use passcode, 13751072. About Orion Properties Inc. Orion Properties Inc. is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of office properties located in high-quality suburban markets across the United States and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company’s portfolio is comprised of traditional office properties, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. The Company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. On March 5, 2025, the Company changed its name from Orion Office REIT Inc. to Orion Properties Inc. to better describe its broader investment strategy to shift its portfolio concentration over time away from traditional office properties, towards more dedicated use assets that have an office component. The Company is headquartered in Phoenix, Arizona and has an office in New York , New York . For additional information on the Company and its properties, please visit onlreit.com. Investor Relations Contact: Email: investors@onlreit.com Phone: 602-675-0338 Forward-Looking Statements Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including with respect to future performance. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: conditions associated with United States commercial real estate markets, including an oversupply of office space, tenant credit and general economic conditions and geopolitical conditions; our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all; our ability to sell non-core assets on favorable terms and in a timely manner, or at all; our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control; and our ability to successfully execute on our strategy to shift our portfolio concentration over time away from traditional office properties, towards more dedicated use assets; as well as any other risks reflected in Orion’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of Orion’s plans, projections and estimates as of the date of this press release. Actual results may differ materially from what is expressed or forecast in this press release. Orion undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.